Exhibit 99.2

Certification of Chief Financial Officer

Pursuant to Section 111(b)(4) of the

Emergency Economic Stabilization Act of 2008,

As amended by the American Recovery and Reinvestment Act of 2009

I, Daniel G. Byrne, the Chief Financial Officer of Sterling Financial Corporation, certify, based on my knowledge, that:

i)	The compensation committee of Sterling Financial Corporation has discussed, reviewed, and evaluated with senior risk officers at least once every six months during the period beginning on September 14, 2009, and ending December 31, 2009 (the applicable period), the senior executive officer (SEO) compensation plans and the employee compensation plans and the risks these plans pose to Sterling Financial Corporation;

ii)	The compensation committee of Sterling Financial Corporation has identified and limited during the applicable period any features of the SEO compensation plans that could lead SEOs to take unnecessary and excessive risks that could threaten the value of Sterling Financial Corporation and during the same applicable period has identified any features of the employee compensation plans that pose risks to Sterling Financial Corporation and has limited those features to ensure that Sterling Financial Corporation is not unnecessarily exposed to risks;

iii)	The compensation committee has reviewed, at least once every six months during the applicable period, the terms of each employee compensation plan and identified any features of the plan that could encourage the manipulation of reported earnings of Sterling Financial Corporation to enhance the compensation of an employee, and has limited any such features;

iv)	The compensation committee of Sterling Financial Corporation will certify to the reviews of the SEO compensation plans and employee compensation plans required under (i) and (iii) above;

v)	The compensation committee of Sterling Financial Corporation will provide a narrative description of how it limited during any part of the most recently completed fiscal year that included a TARP period the features in:

(a)	SEO compensation plans that could lead SEOs to take unnecessary and excessive risks that could threaten the value of Sterling Financial Corporation;

(b)	Employee compensation plans that unnecessarily expose Sterling Financial Corporation to risks; and

(c)	Employee compensation plans that could encourage the manipulation of reported earnings of Sterling Financial Corporation to enhance the compensation of an employee;

vi)	Sterling Financial Corporation has required that bonus payments, as defined in the regulations and guidance established under section 111 of EESA (bonus payments), of the SEOs and twenty next most highly compensated employees be subject to a recovery or “clawback” provision during any part of the most recently completed fiscal year that was a TARP period if the bonus payments were based on materially inaccurate financial statements or any other materially inaccurate performance metric criteria;

vii)	Sterling Financial Corporation has prohibited any golden parachute payment, as defined in the regulations and guidance established under section 111 of EESA, to a SEO or any of the next five most highly compensated employees during the period beginning on June 15, 2009 and ending on December 31, 2009;

viii)	Sterling Financial Corporation has limited bonus payments to its applicable employees in accordance with section 111 of EESA and the regulations and guidance established thereunder during the period beginning on June 15, 2009 and ending on December 31, 2009;

ix)	The board of directors of Sterling Financial Corporation has established an excessive or luxury expenditures policy, as defined in the regulations and guidance established under section 111 of EESA, by September 14, 2009; this policy has been provided to Treasury and its primary regulatory agency; Sterling Financial Corporation and its employees have complied with this policy during the applicable period; and any expenses that, pursuant to this policy, required approval of the board of directors, a committee of the board of directors, an SEO, or an executive officer with a similar level of responsibility, were properly approved;

x)	Sterling Financial Corporation will permit a non-binding shareholder resolution in compliance with any applicable federal securities rules and regulations on the disclosures provided under the federal securities laws related to SEO compensation paid or accrued during the period beginning on June 15, 2009 and ending on December 31, 2009;

xi)	Sterling Financial Corporation will disclose the amount, nature, and justification for the offering during the period beginning on June 15, 2009 and ending on December 31, 2009, of any perquisites, as defined in the regulations and guidance established under section 111 of EESA, whose total value exceeds $25,000 for any employee who is subject to the bonus payment limitations identified in paragraph (viii);

xii)	Sterling Financial Corporation will disclose whether Sterling Financial Corporation, the board of directors of Sterling Financial Corporation, or the compensation committee of Sterling Financial Corporation has engaged during the period beginning on June 15, 2009 and ending on December 31, 2009, a compensation consultant; and the services the compensation consultant or any affiliate of the compensation consultant provided during this period;

xiii)	Sterling Financial Corporation has prohibited the payment of any gross-ups, as defined in the regulations and guidance established under section 111 of EESA, to the SEOs and the next twenty most highly compensated employees during the period beginning on June 15, 2009 and ending on December 31, 2009;

xiv)	Sterling Financial Corporation has substantially complied with all other requirements related to employee compensation that are provided in the agreement between Sterling Financial Corporation and Treasury, including any amendments;

xv)	Sterling Financial Corporation has submitted to Treasury a complete and accurate list of the SEOs and the twenty next most highly compensated employees for the current fiscal year and the most recently completed fiscal year, with the non-SEOs ranked in descending order of level of annual compensation, and with the name, title, and employer of each SEO and most highly compensated employee identified; and

xvi)	I understand that a knowing and willful false or fraudulent statement made in connection with this certification may be punished by fine, imprisonment, or both.

March 16, 2010.

STERLING FINANCIAL CORPORATION

By:	/s/ Daniel G. Byrne
Daniel G. Byrne
Chief Financial Officer

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